UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2016

WELLESLEY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-35352 (Commission File Number)	45-3219901 (IRS Employer Identification No.)

40 Central Street, Wellesley, Massachusetts, 02482

(Address of principal executive offices) (Zip Code)

(781) 235-2550

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On May 25, 2016, the Boards of Directors of Wellesley Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary Wellesley Bank (the “Bank”) appointed Michael W. Dvorak as Chief Financial Officer and Treasurer of the Company and Executive Vice President and Chief Financial Officer of the Bank effective July 1, 2016. Mr. Dvorak will succeed Gary P. Culyer, the Company’s current Senior Vice President and Chief Financial Officer, who, as previously disclosed, is retiring effective July 1, 2016.

Mr. Dvorak, age 55, has more than 30 years of banking experience, most recently serving as Senior Vice President of Finance at State Street Corporation from 2010 through the present. Mr. Dvorak will receive a base annual salary of $215,000. Mr. Dvorak will also be entitled to participate in the Bank’s discretionary performance incentive program, pursuant to which he will be eligible to receive an annual cash incentive award of up to 25% of his salary. For his first year of employment, Mr. Dvorak is guaranteed to receive a minimum cash incentive award of $50,000. Mr. Dvorak will also receive a restricted stock award of 8,000 shares vesting in equal installments over a period of five years commencing in October 2017, and will also be entitled to other standard benefits afforded to employees of the Company and the Bank.

In connection with his appointment, the Company is expected to enter into a Severance Compensation Agreement (the “Agreement”) with Mr. Dvorak. Under the terms of the Agreement, if a change in control (as defined in the Agreement) occurs during the term of the Agreement and within 12 months thereafter Mr. Dvorak is terminated without cause (as defined in the Agreement) or voluntary terminates if he is not offered a comparable position (as defined in the Agreement) Mr. Dvorak is entitled to continue to receive his then current base salary for a period of 18 months following termination and the Company will continue to pay its share of Mr. Dvorak’s health insurance premiums for a period of 18 months. In addition, under the Agreement, absent a change in control, if Mr. Dvorak is terminated without cause he will continue to receive his then current base salary for a period of 18 months following termination and the Company will continue to pay its share of Mr. Dvorak’s health insurance premiums for a period of 18 months.

For more information, reference is made to the Company’s press release dated May 25, 2016, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the shareholders of the Company was held on May 25, 2016. The final results for each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1.	The following individuals were elected as directors, each for a three-year term, by the following vote:

Name	FOR	WITHHELD	BROKER NON-VOTES

Simon R. Gerlin	1,121,300	201,197	822,113
Theodore F. Parker	1,133,938	188,559	822,113
Leslie B. Shea	1,130,694	191,803	822,113
Robert L. Skolnick	1,134,077	188,420	822,113

2.	The appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
2,102,152	36,590	5,868

There were no broker non-votes on the proposal.

3.	The Wellesley Bancorp, Inc. 2016 Equity Incentive Plan was approved by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN
942,797	358,979	20,720

There were 822,114 broker non-votes on the proposal.

Item 8.01	Other Events

  On May 25, 2016, the Board of Directors of the Company declared a cash dividend on the Company’s outstanding shares of stock. The dividend of $0.04 per share will be paid on or about June 20, 2016, to stockholders of record as of the close of business on June 6, 2016.

A copy of the press release announcing the cash dividend is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Number	Description

10.1	Form of Severance Compensation Agreement between the Company and Michael W. Dvorak

99.1	Press Release dated May 25, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLESLEY BANCORP, INC.

Date: May 27, 2016	By:	/s/ Thomas J. Fontaine
Thomas J. Fontaine
President and Chief Executive Officer